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                                                                 Exhibit 10.17.1

                             CRYSTAL DECISIONS, INC.

               JON JUDGE EMPLOYMENT AGREEMENT - AMENDMENT NO. 1

       This Amendment No. 1 (the "Amendment") to the Employment Agreement by and between Jon Judge ("Executive") and Crystal Decisions, Inc., a Delaware corporation (the "Company") dated September 25, 2002 (the "Original Employment Agreement") is made by and between the Company, the Executive and Seagate Software (Cayman) Holdings Corporation effective as of last date entered into by the parties hereto and in connection with the Agreement and Plan of Merger entered into by and among Business Objects S.A., Borg Merger Sub I, Inc., Business Objects Americas, Inc. (as assignee of Borg Merger Sub II, Inc.), Borg Merger Sub III, Inc., Seagate Software (Cayman) Holdings Corporation and Crystal Decisions, Inc. (the "Merger Agreement").

      WHEREAS, Executive has previously entered into the Original Employment Agreement; and

      WHEREAS, the parties hereto desire to amend the Original Employment Agreement in order to secure Executive's services through the consummation of the transaction contemplated by the Merger Agreement (the "Merger") and a transition period of up to six (6) months following the Merger;

      NOW, THEREFORE, the parties hereto agree that the Original Employment Agreement is hereby amended as follows (except as otherwise noted herein, initially capitalized terms used herein have the same meanings set forth in the Original Employment Agreement):

      1. Retention Payments in lieu of Stock Option Grants. Executive hereby relinquishes any claim to the IPO Option Grant and the option grant due under his Original Employment Agreement after attaining four successive quarters of revenue and profitability targets in exchange for two (2) retention payments of $500,000 US each, less applicable withholding (the "Retention Payments").

      2. Timing of First Retention Payment. Subject to Executive's continued employment by the Company through the close of the Merger and his signing a Release, the first Retention Payment shall be paid to Executive on the closing of the Merger.

      3. Timing of Second Retention Payment. Subject to Executive's continued employment by the Company or its affiliate through a transition period of no more than six (6) months following the closing of the Merger (with such time to be specified in writing by Business Objects S.A. no later than one (1) month following the closing of the Merger), and his signing a Release, the second Retention Payment shall be paid to Executive on his last day of employment with the Company or its affiliate.

      4. Involuntary Termination Without Cause. The parties agree that Executive shall be entitled to receive, subject to his signing a Release, on the closing of the Merger, all benefits due to
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him pursuant to an Involuntary Termination Without Cause within 12 months after a Change of Control pursuant to his Original Employment Agreement; provided, however, that for purposes of determining the one-time lump sum cash payment, the sum of Executive's base salary and target bonus for the year of termination shall be deemed to equal $1,000,000 US. Thus, the one-time lump sum cash payment called for thereunder shall equal $2,000,000 US, less applicable withholding. Moreover, Executive shall then be entitled to a post-termination exercise period of one year on his Original Option. Apart from the second Retention Payment and accrued wages and vacation, Executive shall not be owed any additional severance upon his termination of employment with the Company.

      5. Termination of Employment Prior to Receiving the Retention Payments.

            (a) Prior to the Closing of the Merger. In the event that Executive's employment with the Company terminates prior to the closing of the Merger by the Company without Cause or by Executive as a result of an Involuntary Termination, and if the Merger closes, then subject to his signing a Release, Executive shall receive all of the benefits set forth in Section 4 hereof. Executive shall also receive (subject to his signing a Release) both Retention Payments at the close of the Merger.

            (b) On or After the Closing of the Merger but Prior to Receiving the Second Retention Payment. In the event that Executive's employment with the Company terminates on or after the closing of the Merger, then, in addition to the benefits due to Executive on the closing of the Merger pursuant to Sections 2 and 4 hereof, if such termination is by the Company without Cause or by Executive as a result of an Involuntary Termination, then Executive shall receive (subject to his signing a Release) the second Retention Payment on his last day of employment.

      6. Non-Consummation of Merger. In the event that the Merger is not consummated by April 1, 2004, this Amendment shall be void and without further force and effect and Executive's employment shall continue to be governed by his Original Employment Agreement.

      7. 280G Stockholder Vote.

           (a) Executive Waiver. Executive hereby irrevocably and unconditionally waives any and all rights that Executive would otherwise possess under this Amendment and under the Original Employment Agreement to the extent such rights would exceed 2.99 times his "base amount," as such term is defined in proposed Treasury Regulation Section 1.280G-1, Q & A 34 (the "Rights"), unless the stockholders of Crystal Decisions, Inc. and Seagate Software (Cayman) Holdings Corporation ("HoldCo") approve such Rights prior to the consummation of the Merger in accordance with the requirements of Code Section 280G(b)(5)(B) and proposed Treasury Regulation Section 1.280G-1, Q & A7. Accordingly, unless such requisite stockholder approval is obtained prior to the consummation of the Merger, Executive shall automatically forfeit the Rights.

            (b) Company and HoldCo Representation. The Company and HoldCo hereby covenant and agree that they will submit to the stockholders of the Company and the shareholders of HoldCo for a separate vote a proposal to approve, in compliance with the requirements of Code

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Section 280G(b)(5)(B) and proposed Treasury Regulation Section 1.280G-1, Q & A
7, Executive's conditional right to receive the Rights.

      8. Offset for Payments Required by Law. Notwithstanding any other contrary provision in this Amendment or the Original Employment Agreement, Executive agrees and acknowledges that any payments and benefits that Executive is entitled to receive under this Amendment or the Original Employment Agreement shall be offset and reduced by any severance payment that Executive is otherwise entitled to receive pursuant to any applicable law or otherwise.

      9. Conversion to U.S. Payroll. The parties agree that the Original Employment Agreement is hereby amended as necessary to provide that Executive is to be switched from the Canadian to the U.S. payroll.

      10. Other Original Employment Agreement Provisions. To the extent not amended hereby, the Original Employment Agreement remains in full force and effect.

      11. Entire Agreement. This Amendment, taken together with the Original Employment Agreement, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Executive's employment (the "Agreement"). The Agreement may be amended at any time only by mutual written agreement of the parties hereto.

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      IN WITNESS WHEREOF, each of the parties has executed this Agreement.

                                          CRYSTAL DECISIONS, INC.


                                          By: /s/ Susan J. Wolfe
                                              ----------------------------------

                                          Title: VP & General Counsel
                                                --------------------------------

                                          Date:  August 28, 2003


                                          SEAGATE SOFTWARE (CAYMAN) HOLDINGS


                                          By: /s/ Stephen Luczo
                                              ----------------------------------

                                          Title:
                                                --------------------------------

                                          Date:  August 28, 2003


                                          EXECUTIVE



                                                  /s/ Jonathan Judge
                                          --------------------------------------

                                          JONATHAN JUDGE

                                          Date:  August 21, 2003


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